Udemy Reports Third Quarter 2023 Results and Raises Full-Year Outlook
Increased Udemy Business revenue 30% year-over-year
Delivered second consecutive quarter of positive adjusted EBITDA
Committed to first full year of positive adjusted EBITDA ahead of plan in 2023
Achieved milestone of more than 100,000 paid Personal Plan subscribers
San Francisco, CA / November 2, 2023 - Udemy (Nasdaq: UDMY), a company dedicated to transforming lives through learning, today reported results for the three- and nine-month periods ended September 30, 2023.
“Udemy delivered strong results that exceeded our expectations for top-line growth, and we delivered our second consecutive quarter of positive adjusted EBITDA and free cash flow,” said Greg Brown, Udemy’s President and CEO. “More than 15,000 customers around the world partner with Udemy to upskill and reskill their workforce to keep up with the rapid pace of change, which we believe will be a top priority for the foreseeable future. We will continue to invest in innovation that leverages generative AI to provide more personalized skills-development experiences, help enterprise customers achieve business outcomes and supercharge instructors’ ability to create highly effective content. Going forward, we are focused on delivering value for all stakeholders, while making high-growth investments, managing our cost structure efficiently and progressing toward our long-term profitability targets.”
Third quarter 2023 financial performance highlights include:
•Total revenue increased 17% year-over-year to $184.7 million and exceeded the high end of the guidance range for the quarter by $4.7 million. Revenue growth includes a negative impact of 1 percentage point from changes in foreign exchange (FX) rates year-over-year.
•Enterprise segment, or Udemy Business, revenue increased 30% year-over-year, including the negative impact of 2 percentage points from changes in FX rates year-over-year, to $109.1 million.
•Udemy Business Annual Recurring Revenue (ARR) increased 26% year-over-year to $443.1 million.
•Consumer segment revenue increased 1%year-over-year, including the negative impact of 0.5 percentage points from changes in FX rates year-over-year, to $75.6 million.
•Ended the quarter with $483.0 million in cash, cash equivalents, restricted cash and marketable securities.

Third Quarter 2023 Financial Results and Key Operating Data Summary
(in millions, except customers, percentages and basis points)

	Three Months Ended September 30,		% Change		Nine Months Ended September 30,		% Change
	2023	2022	YoY		2023	2022	YoY
Revenue	$184.7	$158.4	17%		$539.4	$463.8	16%
Gross Profit	$107.5	$89.4	20%		$309.5	$262.4	18%
Gross Margin	58%	56%	200	bps	57%	57%	—	bps
Non-GAAP Gross Profit	$110.0	$91.7	20%		$316.8	$268.1	18%
Non-GAAP Gross Margin	60%	58%	200	bps	59%	58%	100	bps
Net Loss	$(16.8)	$(46.7)	(64)%		$(87.0)	$(101.7)	(14)%
Non-GAAP Net Income (Loss)	$7.7	$(20.7)	(137)%		$(1.9)	$(45.5)	(96)%
Adjusted EBITDA	$8.2	$(12.9)	(164)%		$3.8	$(28.4)	(113)%
Adjusted EBITDA Margin	4%	(8)%	1,200	bps	1%	(6)%	700	bps

Enterprise Segment
Total Customers	15,378	13,437	14%
Annual Recurring Revenue	$443.1	$350.4	26%
Net Dollar Retention	106%	117%	(1,100)	bps
UB Large Customer Net Dollar Retention	114%	123%	(900)	bps
Segment Revenue	$109.1	$83.9	30%		$306.0	$223.4	37%
Segment Gross Profit	$74.3	$56.4	32%		$204.4	$149.1	37%
Segment Gross Margin	68%	67%	100	bps	67%	67%	—	bps

Consumer Segment
Monthly Average Buyers	1.41	1.32	7%		1.38	1.33	4%
Segment Revenue	$75.6	$74.6	1%		$233.4	$240.4	(3)%
Segment Gross Profit	$40.3	$38.7	4%		$125.4	$128.5	(2)%
Segment Gross Margin	53%	52%	100	bps	54%	53%	100	bps
Business and Operational Highlights
•Added new, or expanded existing, relationships with Udemy Business customers globally, including Assurant, Inc. (U.S.), Bosch Global Software Technologies (India), Compasso Tecnologia LTD (Brazil), Deutsche Telekom (Slovakia), DHL Express (Belgium), Elektrobit Automotive GmbH (Germany), Shell (UK), Sanofi (France), Sun Life Assurance Company (Canada), Schlumberger Limited (U.S.) and Vimeo, Inc. (U.S.).
•Continued Udemy Business’s expansion in the Asia-Pacific region with new customer wins and expansions through strategic reseller partnerships, including The Bank of Yokohama, Ltd. (Japan), Daiwa Securities Group Inc. (Japan), Samsung Human Resource Development Center (S. Korea), and Tokyo Electric Power Company Holdings, Inc. (Japan).
•Surpassed 100,000 paid monthly and annual subscribers for Udemy’s consumer subscription, Personal Plan.
•Announced a new partnership with Docker that provides active Docker developers with access to dedicated learning paths and more than 350 real-time Docker training modules on emerging technologies.
•Curated generative AI learning paths for Udemy Business customers to address four common use cases, consisting of more than 300 hours of learning content.
•Revamped the instructors’ AI-powered Coding Exercise Practice Insights dashboard to include learner engagement insights. Also, expanded the AI-assisted coding exercise creation functionality for instructors to include new ChatGPT integrations for Spanish courses and Javascript.
•Released functionality to allow learners to import verified Open Badges onto the Udemy Business platform to showcase their success, and providing useful insights for organizations to analyze the skills present in their organizations.
•Launched a Badging Certification Tracker to motivate Udemy Business learners as they track their progress toward certifications in a goal-oriented preparation experience.
•Enhanced the Udemy Business Leadership Academy learner transcript feature giving admins a simpler, more efficient way to view and download an individual learner’s performance.
•For the third year in a row, Sustainalytics ranked Udemy in the first percentile for ESG risk ratings in the Internet Software and Services sub-industry as of September 2023.

•Received recognition as a Fall 2023 Leader by software review company G2 in its Fall Grid Report for Learning Experience Platforms, based on receiving a high customer satisfaction score and having a large market presence.
Business Update
Udemy announced plans to adjust the content payment structure for its Udemy Business and consumer subscription offerings. Under the current payment structure, instructor partners earn 25% of subscription revenue, which is allocated to instructors pro rata based on consumption of their content. Udemy plans to reduce the instructor share from 25% today to 15% by 2026, with the first adjustment to 20% effective as of January 1, 2024. The adjustment is expected to improve future gross margin, which will allow the Company to make greater investments in brand initiatives and product innovation to accelerate growth in the business.
Financial Outlook
Udemy provides guidance based on current market conditions and expectations. Actual results may differ materially. Please refer to the comments below regarding forward-looking statements.
The following table reflects Udemy’s financial outlook for its fourth quarter and full year ending December 31, 2023.

	Three Months Ending December 31, 2023	Year Ending December 31, 2023
Revenue	$184 - $187 million	$723 - $726 million
Adjusted EBITDA Margin*	0.0% - 1.0%	0.5% - 1.0%
Weighted Average Share Count (Basic)	154 million	150 million
Weighted Average Share Count (Diluted)	161 million	157 million
*Udemy has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this earnings release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence.
The revenue guidance range above assumes historical changes in foreign currency exchange rates will negatively impact total revenue year-over-year growth by approximately 2 percentage points in the fourth quarter and 3 percentage points for the full year 2023. Udemy's revenue guidance also assumes FX rates will remain constant for the remainder of the year.
Webcast Information
Udemy will host a conference call and webcast at 2:00 p.m. PT / 5:00 p.m. ET today, Thursday, November 2 to discuss its third quarter 2023 financial results and outlook. A link to the live webcast and recorded replay of the conference call will be available on the “Quarterly Results” section of Udemy’s Investor Relations website at https://investors.udemy.com/. The live call may also be accessed via telephone at (833) 630-1963 domestically and (412) 317-5702 internationally. The archived replay of the webcast will be available for approximately one year.
Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide useful information to investors and others in understanding and evaluating our operating results because our management team and board of directors use these non-GAAP financial measures for the purposes of assessing operating results and business planning. These non-GAAP financial measures also provide useful measures for period-to-period comparisons of our business by removing the effect of certain non-cash expenses and certain variable charges.
Adjusted EBITDA and Adjusted EBITDA Margin
We calculate Adjusted EBITDA as net loss determined in accordance with GAAP, excluding i) interest income; ii) interest expense; iii) provision for income taxes; iv) depreciation and amortization; v) other expense, net, including gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency vi) stock-based compensation expense, and vii) restructuring charges. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue for the same period. We have not reconciled our expectations for Adjusted EBITDA and Adjusted EBITDA Margin to net loss and net loss margin, respectively, the most directly comparable GAAP measures, because certain items are out of our control or cannot be reasonably predicted and a reconciliation for the guidance for Adjusted EBITDA and Adjusted EBITDA Margin is not available without unreasonable effort.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share, Basic and Diluted
We define non-GAAP net income (loss) as net loss, adjusted to exclude stock-based compensation expense, amortization of acquired intangible assets, and restructuring charges.
We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share, basic. We define non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted-average shares used to compute net loss per share, diluted, which adjusts for the potentially dilutive effects of our employee equity incentive plans.

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit as gross profit, adjusted to exclude stock-based compensation expense and the amortization of acquired intangible assets. We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.
Udemy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Udemy’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to future operating results and financial position, including the second quarter of 2023, the full year 2023, and future periods; anticipated future expenses and investments; our business strategy and plans; market growth; and our market position and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 2, 2023. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.
Third Party Data
This press release contains information developed by Sustainalytics (www.sustainalytics.com). Such information and data are proprietary of Sustainalytics and/or its third party suppliers (Third Party Data) and are provided for informational purposes only. They do not constitute an endorsement of any product or project, nor an investment advice and are not warranted to be complete, timely, accurate or suitable for a particular purpose. Their use is subject to conditions available at https://www.sustainalytics.com/legaldisclaimers.
About Udemy
Udemy (Nasdaq: UDMY) transforms lives through learning by providing flexible, effective skill development to empower organizations and individuals. The Udemy marketplace platform, with thousands of up-to-date courses in dozens of languages, offers the tools learners, instructors and enterprises need to achieve their goals and reach their full potential. Millions of people learn on the Udemy platform from real-world experts in topics ranging from programming and data science to leadership and team building. Udemy Business enables employers to offer on-demand learning for all employees, immersive learning for tech teams and cohort learning for leaders. Udemy Business customers include FenderⓇ, Glassdoor, On24, The World Bank and Volkswagen. Udemy is headquartered in San Francisco with hubs in Ankara and Istanbul, Türkiye; Austin, Texas; Denver, Colorado; Dublin, Ireland; Melbourne, Australia; and New Delhi, India.

Udemy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$184,722	$158,432	$539,392	$463,767
Cost of revenue (1) (2)	77,264	69,080	229,903	201,330
Gross profit	107,458	89,352	309,489	262,437
Operating expenses (1)(2)
Sales and marketing	76,492	77,490	233,520	212,789
Research and development	30,307	28,062	90,829	74,595
General and administrative	22,155	27,051	71,112	72,147
Restructuring charges	—	—	10,263	—
Total operating expenses	128,954	132,603	405,724	359,531
Loss from operations	(21,496)	(43,251)	(96,235)	(97,094)
Other income (expense)
Interest income	5,542	1,610	14,758	1,857
Interest expense	(124)	(1,018)	(464)	(895)
Other income (expense), net	122	(3,523)	(2,181)	(4,439)
Total other income (expense), net	5,540	(2,931)	12,113	(3,477)
Net loss before taxes	(15,956)	(46,182)	(84,122)	(100,571)
Income tax provision	(811)	(511)	(2,924)	(1,151)
Net loss	$(16,767)	$(46,693)	$(87,046)	$(101,722)
Net loss per share
Basic and diluted	$(0.11)	$(0.33)	$(0.59)	$(0.73)
Weighted-average shares used in computing net loss per share
Basic and diluted	151,307,963	140,951,605	148,392,636	140,116,156

(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue	$1,788	$1,611	$5,130	$3,440
Sales and marketing	7,646	9,372	23,022	18,516
Research and development	7,045	6,258	19,762	13,303
General and administrative	7,005	7,728	23,806	17,784
Restructuring charges	—	—	1,208	—
Total stock-based compensation expense	$23,484	$24,969	$72,928	$53,043
(2)     Includes amortization of intangible assets as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cost of revenue	$725	$725	$2,175	$2,175
Sales and marketing	296	342	979	1,025
Total amortization of intangible assets	$1,021	$1,067	$3,154	$3,200

Udemy, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$327,974	$313,685
Marketable securities	151,466	151,687
Restricted cash, current	100	—
Accounts receivable, net	82,857	104,530
Prepaid expenses and other current assets	18,364	14,878
Deferred contract costs, current	40,953	30,234
Total current assets	621,714	615,014
Property and equipment, net	4,984	7,012
Capitalized software, net	30,924	27,412
Operating lease right-of-use assets	7,164	11,377
Restricted cash, non-current	3,429	3,629
Deferred contract costs, non-current	35,415	35,411
Strategic investments	10,311	12,104
Intangible assets, net	6,177	9,331
Goodwill	12,646	12,646
Other assets	3,730	3,632
Total assets	$736,494	$737,568
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,663	$14,529
Accrued expenses and other current liabilities	31,040	31,247
Content costs payable	37,816	37,310
Accrued compensation and benefits	25,313	22,882
Operating lease liabilities, current	6,974	7,002
Deferred revenue, current	279,646	273,937
Total current liabilities	386,452	386,907
Operating lease liabilities, non-current	1,657	6,545
Deferred revenue, non-current	2,520	4,342
Other liabilities, non-current	26	464
Total liabilities	390,655	398,258

Stockholders' equity:
Preferred stock	—	—
Common stock	2	1
Additional paid-in capital	1,045,349	951,946
Accumulated other comprehensive loss	(62)	(233)
Accumulated deficit	(699,450)	(612,404)
Total stockholders’ equity	345,839	339,310
Total liabilities and stockholders' equity	$736,494	$737,568

Udemy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(87,046)	$(101,722)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,069	15,616
Amortization of deferred sales contract costs	34,482	22,558
Stock-based compensation	72,928	53,043
Allowance for credit losses	1,309	467
Accretion of marketable securities	(5,323)	(138)
Non-cash operating lease expense	4,468	4,643
Unrealized loss on strategic investments	1,793	2,896
Other	931	460
Changes in operating assets and liabilities:
Accounts receivable	20,363	1,132
Prepaid expenses and other assets	(3,628)	1,375
Deferred contract costs	(45,205)	(40,203)
Accounts payable, accrued expenses and other liabilities	(7,102)	(14,257)
Content costs payable	505	(1,525)
Operating lease liabilities	(5,168)	(5,012)
Deferred revenue	3,887	30,395
Net cash provided by (used in) operating activities	5,263	(30,272)
Cash flows from investing activities:
Purchases of marketable securities	(225,536)	(66,128)
Proceeds from maturities of marketable securities	231,300	—
Purchases of property and equipment	(435)	(1,397)
Capitalized software costs	(9,321)	(10,652)
Purchases of strategic investments	—	(5,000)
Payments related to business combinations	—	(1,500)
Net cash used in investing activities	(3,992)	(84,677)
Cash flows from financing activities:
Net proceeds from exercise of stock options	8,277	5,785
Proceeds from share purchases under employee stock purchase plan	4,757	5,563
Payment of deferred offering costs	—	(1,586)
Net cash provided by financing activities	13,034	9,762

Effect of foreign exchange rates on cash flows	(116)	(38)

Net increase (decrease) in cash, cash equivalents and restricted cash	14,189	(105,225)
Cash, cash equivalents and restricted cash—Beginning of period	317,314	536,768
Cash, cash equivalents and restricted cash—End of period	$331,503	$431,543

Udemy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages, share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Gross profit	$107,458	$89,352	$309,489	$262,437
Stock-based compensation expense	1,788	1,611	5,130	3,440
Intangible asset amortization	725	725	2,175	2,175
Non-GAAP gross profit	$109,971	$91,688	$316,794	$268,052
Gross margin (1)	58%	56%	57%	57%
Non-GAAP gross margin (2)	60%	58%	59%	58%
(1)        We calculate gross margin as gross profit divided by revenue for the same period.
(2)        We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(16,767)	$(46,693)	$(87,046)	$(101,722)
Stock-based compensation expense	23,484	24,969	71,720	53,043
Intangible asset amortization	1,021	1,067	3,154	3,200
Restructuring charges	—	—	10,263	—
Non-GAAP net income (loss)	$7,738	$(20,657)	$(1,909)	$(45,479)

Weighted-average shares used in computing net loss per share, basic	151,307,963	140,951,605	148,392,636	140,116,156
Effect of dilutive securities (3)	6,095,804	—	—	—
Weighted-average shares used in computing non-GAAP net income (loss) per share, diluted	157,403,767	140,951,605	148,392,636	140,116,156

Net loss per share, basic and diluted	$(0.11)	$(0.33)	$(0.59)	$(0.73)
Non-GAAP net income (loss) per share, basic	$0.05	$(0.15)	$(0.01)	$(0.32)
Non-GAAP net income (loss) per share, diluted	$0.05	$(0.15)	$(0.01)	$(0.32)
(3)        For periods presented with a non-GAAP net loss, we have excluded the effect of potentially dilutive securities as their inclusion would be anti-dilutive.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(16,767)	$(46,693)	$(87,046)	$(101,722)
Adjusted to exclude the following:
Interest income	(5,542)	(1,610)	(14,758)	(1,857)
Interest expense	124	1,018	464	895
Income tax provision	811	511	2,924	1,151
Depreciation and amortization	6,183	5,416	18,069	15,616
Stock-based compensation expense	23,484	24,969	71,720	53,043
Other income (expense), net	(122)	3,523	2,181	4,439
Restructuring charges	—	—	10,263	—
Adjusted EBITDA	$8,171	$(12,866)	$3,817	$(28,435)
Net loss margin (4)	(9)%	(29)%	(16)%	(22)%
Adjusted EBITDA margin (5)	4%	(8)%	1%	(6)%
(4)        We calculate net loss margin as net loss divided by revenue for the same period.
(5)         We calculate adjusted EBITDA margin as adjusted EBITDA divided by revenue for the same period.

Investor Contact
Dennis Walsh
Vice President, Investor Relations
dennis.walsh@udemy.com

Media Contact
Abby Welch
Senior Director, Corporate Communications
abby.welch@udemy.com